Exhibit 31.3

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO RULE 13A-14(A) AND RULE 15D-14(A)

OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, John A. Weinzierl, certify that:

1.	I have reviewed this Annual Report on Form 10-K of Memorial Production Partners LP; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 6, 2014	/s/ John A. Weinzierl
John A. Weinzierl Chief Executive Officer Memorial Production Partners GP LLC (as general partner of Memorial Production Partners LP)